Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479
NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on October 12, 2004

NCR’s Third-Quarter Results to Exceed Expectations

7 percent revenue growth leverages success of cost and expense initiatives

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that it will report strong third-quarter results as higher-than-anticipated revenue leveraged the company’s continuing initiatives to improve operational efficiency.

NCR now expects third-quarter revenue of approximately $1.44 billion to $1.45 billion, an increase of approximately 7 percent from the third quarter of 2003, and earnings per share of $0.40 or more, at least doubling earnings of $0.19 per share in the year-ago period. According to First Call, the mean estimate among Wall Street analysts for the third quarter is $0.20 per share. NCR’s third-quarter revenue growth is expected to include 3 percentage points from foreign currency fluctuations.

NCR’s better-than-expected third-quarter results were, in part, driven by strong performance in the company’s Teradata Data Warehousing and Financial Self Service businesses.

Including gains and charges related to real estate transactions expected in the fourth quarter of 2004, and items included in the company’s results earlier in the year, full-year earnings per share reported in accordance with GAAP are expected to be in the $2.40 to $2.45 range. Excluding the net benefit of these items, NCR is increasing its expectations for full-year 2004 earnings-per-share to $1.40 - $1.45.

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Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP measures exclude the effect of the items listed below

	Results		Guidance
	Q3 2004	Q3 2003	Q4 2004	2004
Earnings Per Share (GAAP)	$0.40	$0.19	$0.74-$0.79	$2.40-$2.45
Resolution of prior-year tax audits	—	—	—	0.88
Receipt of acquisition-related break-up fee	—	—	—	0.02
Net gain on real estate transactions	—	—	0.04	0.07

Adjusted Earnings Per Share (Non-GAAP)[1]	$0.40	$0.19	$0.70-$0.75	$1.40-$1.45

According to First Call, the mean estimate for earnings per share among Wall Street analysts is $0.75 for the fourth quarter and $1.25 for the full year.

NCR will provide more detailed information regarding its third-quarter results on October 28, 2004. The company’s third-quarter results will be discussed during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s Web site at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship TechnologyTM solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries. Relationship Technology is either a registered trademark or trademark of NCR Corporation in the United States and/or other countries.

[1]	The exclusion of one-time items creates a non-GAAP financial measure. NCR believes that this non-GAAP financial measure is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance or expected performance, as well as consistency and comparability with past reports of financial results. This non-GAAP measure should not be considered as a substitute for earnings per share determined in accordance with accounting principles generally accepted in the United States (“GAAP”).

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.